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Information about theotice:
In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to stockholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.To view the proxy materials online:
Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement.
To receive paper copies of the proxy materials:Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒     No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.